Exhibit 2.4

AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT, dated as of June 29, 2022 (this “Amendment”), is entered into by and among (i) Far Peak Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Bullish, a Cayman Islands exempted company (“Pubco”), (iii) BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), (iv) BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”) and (v) Bullish Global, a Cayman Islands exempted company (the “Company”). Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not defined herein shall have the meanings given to such terms in that certain Business Combination Agreement, dated as of July 8, 2021, entered into by the Parties (as amended by Amendment No. 1 dated as of March 7, 2022 and Amendment No. 2 dated as of May 6, 2022, the “BCA”).

WHEREAS, the Parties previously entered into the BCA;

WHEREAS, the Parties previously entered into Amendment No. 1 to the Business Combination Agreement on March 7, 2022 to extend the Outside Date to May 9, 2022;

WHEREAS, the Parties previously entered into Amendment No. 2 to the Business Combination Agreement on May 6, 2022 to extend the Outside Date to July 8, 2022;

WHEREAS, the Parties now desire to further extend the Outside Date; and

WHEREAS, in connection with the foregoing, the Parties desire to amend the BCA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Amendment of Section 8.1(b) of the BCA. Section 8.1(b) of the BCA is hereby deleted in its entirety and replaced with the following:

“(b) by written notice by Purchaser or the Company if any of the conditions to the Initial Closing set forth in Article VII have not been satisfied or waived by December 31, 2022 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco or the Merger Subs) of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Initial Closing to occur on or before the Outside Date;”

2.     Extension Fee. As consideration for Purchaser’s agreement to enter into this Amendment and to extend the Outside Date, the Company shall, on the date hereof, pay to Purchaser a fee, in an amount equal to $2,500,000, by wire transfer of immediately available funds (to such account or accounts as Purchaser has notified the Company of on or prior to the date hereof).

3.     No Other Modification. Except to the extent specifically amended herein or supplemented hereby, the BCA remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the BCA, as amended by this Amendment. From and after the date of this Amendment, each reference in the BCA to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the BCA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the BCA, as amended by this Amendment, whether or not this Amendment is expressly referenced.

4.     Other Terms. The provisions of Article X of the BCA are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the Parties hereto, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

Purchaser:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas Farley
	Name:	Thomas Farley
	Title:	Chairman & CEO

Pubco:

BULLISH

By:	/s/ Brendan Blumer
	Name:	Brendan Blumer
	Title:	Director

Merger Sub 1:

BMC1

By:	/s/ Andrew Bliss
	Name:	Andrew Bliss
	Title:	Director

Merger Sub 2:

BMC2

By:	/s/ Andrew Bliss
	Name:	Andrew Bliss
	Title:	Director

[Signature Page to Amendment No. 3 to Business Combination Agreement]

The Company:

BULLISH GLOBAL

By:	/s/ Stephen Ellis
Name: Stephen Ellis
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Business Combination Agreement]